Exhibit 10.23

FIRST AMENDMENT TO CONSULTING AGREEMENT

THIS FIRST AMENDMENT TO CONSULTING AGREEMENT (this “First Amendment”) is made as of March 1, 2013, by and between Aurora Diagnostics, LLC (the “Company”) and James C. New (“New”).

WHEREAS, the Company and New are parties to that certain Consulting Agreement, dated July 6, 2011 (the “Consulting Agreement”), pursuant to which New has provided professional consulting and transition services to the Company as an independent contractor;

WHEREAS, the parties desire for New to continue to provide the Consulting Services to the Company and serve on the Company’s Board of Managers;

WHEREAS, the parties desire to amend the Consulting Agreement in light of the foregoing; and

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed such terms in the Consulting Agreement;

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment. The parties hereby amend the Consulting Agreement to provide as follows:

(a) The Consulting Period, as defined in Section 3 of the Consulting Agreement, shall be extended and expire on the third (3rd) anniversary of the date of this First Amendment.

(b) In lieu of a Final Consulting Payment or other payments contemplated under the Consulting Agreement, provided that New continues to provide the Consulting Services in accordance with the terms of the Agreement and serve on the Company’s Board of Managers as requested, the Monthly Consulting Payments, as defined in Section 5 of the Consulting Agreement, shall be increased from $5,667 per month to $12,500 per month beginning on the date of this First Amendment and continuing until the end of the Consulting Period, as extended hereby. In the event there occurs a Sale of Holdings LLC or a Sale of the Company (as those terms are defined in the Second Amended and Restated Limited Liability Company Agreement of Aurora Diagnostics Holdings, LLC), the Consulting Agreement shall automatically terminate and New shall be entitled to a lump sum payment of the Monthly Consulting Payments for each month remaining in Consulting Period as of the date of such termination. New acknowledges and agrees that the payments and rights provided to New under this paragraph are in full and complete satisfaction of any and all compensation and other obligations due to New from the Company or any of its affiliates pursuant to the Consulting Agreement as of and after the date hereof, including without limitation any right New may have to a Final Consulting Payment and the Company’s obligation to pay New $18,636 to cover the cost of a supplemental life insurance policy; provided, however, that New shall be entitled to continue to participate, at his cost, in the Company’s health and welfare benefit plans under Section 6 of the Consulting Agreement and be reimbursed for expenses pursuant to Section 7 of the Consulting Agreement.

2. No Other Amendments; Entire Agreement. Except to the extent amended hereby, all of the definitions, terms, provisions and conditions set forth in the Consulting Agreement are hereby ratified and confirmed and shall remain in full force and effect. The Consulting Agreement and this First Amendment shall be read and construed together as a single agreement.

3. Counterparts. This First Amendment may be executed and delivered by each party hereto in separate counterparts (including by means of facsimile), each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement.

4. Choice of Law. This First Amendment shall be governed by and construed in accordance with the domestic laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule.

[Signatures on the Following Page]

IN WITNESS WHEREOF, the undersigned have caused this First Amendment to Consulting Agreement to be duly executed and delivered on the date and year first above written.

AURORA DIAGNOSTICS, LLC

By:	/s/ James C. New
Name:	James C. New
Title:	Board Member / Manager

/s/ James C. New
James C. New

[Signature Page to First Amendment to Consulting Agreement]